Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of X4 Pharmaceuticals, Inc. of our report dated April 2, 2019 relating to the financial statements of X4 Therapeutics, Inc. (formerly known as X4 Pharmaceuticals, Inc.), which appears in X4 Pharmaceuticals, Inc.’s Amendment No. 1 to the Current Report on Form 8-K dated March 11, 2019.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

August 9, 2019